Exhibit 99.2

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL STATEMENT INFORMATION

Effective March 1, 2013, Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Corporation”), and certain subsidiaries of Addus HealthCare (together with Addus HealthCare, the “Sellers”) completed the sale (the “Transaction”) to certain subsidiaries of LHC Group, Inc. (the “Purchasers”) of substantially all of the assets of the Sellers used in their home health business (the “Home Health Business”) in Arkansas, Nevada and South Carolina and 90% of the Home Health Business in California and Illinois, with Sellers retaining a 10% ownership interest in those locations, for a cash purchase price of approximately $20 million. In addition, the Purchasers assumed certain liabilities related to the Home Health Business. The Transaction was consummated pursuant to an Asset Purchase Agreement entered into on February 7, 2013 by the Sellers, the Purchasers and LHC Group, Inc. The assets sold in the Transaction include 19 home health agencies and two hospice agencies in five states. These home health agencies provide physical, occupational and speech therapy, as well as skilled nursing services to pediatric, adult infirm and elderly patients. The management team of the Home Health Business has transferred to the Purchasers in connection with the Transaction. Neither the Corporation nor any of its affiliates, nor any director or officer of the Corporation, nor any associate of any such director or officer, has any material relationship with LHC Group, Inc. or any of the Purchasers.

The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012 is based on the Corporation’s balance sheet as of September 30, 2012, after giving effect to the Transaction as if it had occurred as of September 30, 2012. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2012 and 2011 and for the fiscal years ended December 31, 2011 and 2010 give effect to the Transaction as if it had occurred on January 1, 2010.

The unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ending December 31, 2011 and 2010 have been derived from the audited Consolidated Financial Statements of the Corporation included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012 and unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2012 and 2011 have been derived from the unaudited Condensed Consolidated Financial Statements included in the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The unaudited pro forma financial statement information is based upon available information and assumptions that the Corporation believes are reasonable.

The unaudited pro forma financial information has been provided for informational purposes only. The pro forma financial information is not necessarily indicative of what the Corporation’s financial position or results of operations actually would have been had the Transaction occurred as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Corporation. The unaudited pro forma financial statement information, including the notes thereto, should be read in conjunction with the historical financial statements of the Corporation included in its Annual Report on 10-K for the fiscal year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, that have been filed with the Securities and Exchange Commission.

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(in thousands except per share amounts)

	As of September 30, 2012
	As Reported(1)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash	$1,713	$17,792	(2)	$19,505
Accounts receivables, net	71,400	—		71,400
Prepaid expenses and other current assets	8,602	(139	)(3)	8,463
Deferred tax assets	6,336	—		6,336

Total current assets	88,051	17,653		105,704
Property and equipment, net	2,852	(433	)(4)	2,419

Other assets
Goodwill	50,576	—		50,576
Intangibles, net of accumulated amortization	6,787	—		6,787
Deferred tax assets	4,089	(4,089	)(5)	—
Long-term investments	—	900	(6)	900
Other assets	347	—		347

Total other assets	61,799	(3,189)		58,610

Total assets	$152,702	$14,031		$166,733

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,589	$—		$4,589
Accrued expenses	33,081	1,820	(7)	34,901
Current maturities of long-term debt	1,902	—		1,902
Deferred revenue	2,020	—		2,020

Total current liabilities	41,592	1,820		43,412
Long-term debt, less current maturities	20,500	—		20,500
Deferred tax liabilities	—	1,344	(5)	1,344
Total liabilities	62,092	3,164		65,256

Commitments, contingencies and other matters
Stockholders’ equity:
Common stock—$.001 par value; 40,000 authorized and 10,818 and 10,775 shares issued and outstanding as of September 30, 2012 and December 31, 2012, respectively	12	—		12
Additional paid-in capital	82,715	—		82,715
Retained earnings	7,883	10,867	(8)	18,750

Total stockholders’ equity	90,610	10,867		101,477

Total liabilities and stockholders’ equity	$152,702	$14,031		$166,733

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2012
	As Reported(9)	Home Health Business(10)	Pro Forma
Net service revenues	$209,211	$(28,072)	$181,139
Cost of service revenues	149,832	(15,392)	134,440

Gross profit	59,379	(12,680)	46,699

General and administrative expenses	50,697	(15,695)	35,002
Gain on sale of agency	(495)	—	(495)
Depreciation and amortization	1,908	(11)	1,897
Interest expense, net	1,237	(858)	379

Earnings from continuing operations before income taxes	6,032	3,884	9,916

Income taxes (benefit) on continuing operations	2,142	1,550	3,692

Earnings from continuing operations	$3,890	$2,334	$6,224

Earnings per share from continuing operations
Basic	$0.36		$0.58

Diluted	$0.36		$0.58

Weighted average shares outstanding (in thousands)
Basic	10,761		10,761

Diluted	10,764		10,764

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2011
	As Reported(9)	Home Health Business(10)	Pro Forma
Net service revenues	$204,478	$(31,820)	$172,658
Cost of service revenues	144,303	(16,627)	127,676

Gross profit	60,175	(15,193)	44,982

General and administrative expenses	49,567	(15,086)	34,481
Goodwill and intangible asset impairment	15,989	(15,989)	—
Depreciation and amortization	2,783	(312)	2,471
Interest expense, net	1,929	(1,200)	729

Earnings from continuing operations before income taxes	(10,093)	17,394	7,301

Income taxes (benefit) on continuing operations	(5,616)	6,883	1,267

Earnings from continuing operations	$(4,477)	$10,511	$6,034

Earnings per share from continuing operations
Basic	$(0.42)		$0.56

Diluted	$(0.42)		$0.56

Weighted average shares outstanding (in thousands)
Basic	10,746		10,746

Diluted	10,746		10,761

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	For the Year Ended December 31, 2011
	As Reported(11)	Home Health Business(12)	Pro Forma
Net service revenues	$273,100	$(41,902)	$231,198
Cost of service revenues	191,305	(22,005)	169,300

Gross profit	81,795	(19,897)	61,898

General and administrative expenses	66,926	(20,301)	46,625
Goodwill and intangible asset impairment charge	15,989	(15,989)	—
Revaluation of contingent consideration	(469)	—	(469)
Depreciation and amortization	3,554	(324)	3,230
Interest expense (income), net	261	(1,549)	(1,288)

Earnings from continuing operations before income taxes	(4,466)	18,266	13,800

Income taxes on continuing operations	(2,485)	7,178	4,693

Earnings from continuing operations	$(1,981)	$11,088	$9,107

Earnings per share from continuing operations
Basic	$(0.18)		$0.85

Diluted	$(0.18)		$0.85

Weighted average shares outstanding (in thousands)
Basic	10,752		10,752

Diluted	10,752		10,762

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	For the Year Ended December 31, 2010
	As Reported(11)	Home Health Business(12)	Pro Forma
Net service revenues	$271,732	$(40,765)	$230,967
Cost of service revenues	191,853	(21,177)	170,676

Gross profit	79,879	(19,588)	60,291

General and administrative expenses	63,841	(16,492)	47,349
Depreciation and amortization	4,046	(510)	3,536
Interest expense, net	3,004	—	3,004

Earnings from continuing operations before income taxes	8,988	(2,586)	6,402

Income taxes on continuing operations	2,960	(1,006)	1,954

Earnings from continuing operations	$6,028	$(1,580)	$4,448

Earnings per share from continuing operations
Basic	$0.57		$0.42

Diluted	$0.57		$0.42

Weighted average shares outstanding (in thousands)
Basic	10,604		10,604

Diluted	10,606		10,606

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(1)	Represents balances as reported on the unaudited Condensed Consolidated Balance Sheet included in the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

(2)	Represents the cash proceeds received from the Purchasers, net of transaction costs shown as follows:

Proceeds from the Purchasers	$20,000
Cash paid for transaction costs and accrued liabilities	(2,208)

Total adjustment to cash	$17,792

(3)	Represents prepaid assets associated with the disposed assets that have been written off at the time of sale.

(4)	Represents the property and equipment sold to the Purchasers.

(5)	Represents the deferred tax adjustments required as a result of the disposal of the related assets and liabilities.

(6)	Represents the estimated value of the Corporation’s 10% retained ownership of the California and Illinois Home Health Business recorded on the cost basis methodology of accounting.

(7)	Represents the Corporation’s estimated tax liability associated with the disposed assets of $1,794 and accrued severance of $600 less accrued vacation paid out to Purchasers and to prior employees at the closing of the Transaction for an aggregate of $574.

(8)	Represents the portion of the estimated gain on the Transaction to be recorded by the Corporation during its first quarter of fiscal year 2013.

Estimated pre-tax gain on sale	$18,094
Estimated tax provision on gain on sale (at the blended statutory rate of 39.94%)	(7,227)

Total adjustment to retained earnings	$10,867

(9)	Represents results of operations as reported on the Condensed Consolidated Statements of Operations included in the Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012.

(10)	Represents pro forma adjustments to remove the results of operations of the Home Health Business for nine months ended September 30, 2012 and 2011, respectively. The tax effect has been determined based on the statutory rates in effect during that period.

(11)	Represents results of operations as reported on the audited Consolidated Statements of Operations included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(12)	Represents pro forma adjustments to remove the results of operations of the Home Health Business for fiscal years 2011 and 2010; tax effects have been determined based on the statutory rates in effect during each of those years.